UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2026

THUNDER MOUNTAIN GOLD, INC.
(Exact name of registrant as specified in its charter)

Idaho	001-08429	91-1031075
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11770 W. President Drive, Ste. F
 Boise, Idaho, United States 83713
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (208) 658-1037

11770 W. President Dr., Ste. F
 Boise, Idaho, 83713 United States
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.001 par value	THMG	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 - Matters Related to Accountants and Financial Statements.

Item 4.01. Changes in Registrant's Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm.

On June 3, 2026, we were notified that Assure CPA, LLC, which served as the independent registered public accounting firm of Thunder Mountain Gold Inc. (the "Company"), merged into Sadler Gibb & Associates LLC  pursuant to an asset purchase agreement. As a result of the transaction, Assure CPA, LLC ceased operations as a public accounting firm, and resigned as the Company's independent registered public accounting firm.

The resignation of Assure CPA, LLC and the engagement of Sadler Gibb & Associates LLC  described in paragraph (b) below were approved by the Audit Committee of the Company's Board of Directors on June 3, 2026.

Assure CPA, LLC's audit reports on the Company's consolidated financial statements for the fiscal years ended 2024 and 2025 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles [except that each of Assure CPA, LLC's reports contained an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern].

During the fiscal years ended 2024 and 2025, and the subsequent interim period through May 31, 2026, there were (i) no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Assure CPA, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Assure CPA, LLC's satisfaction, would have caused Assure CPA, LLC to make reference to the matter in its reports, and (ii) no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Assure CPA, LLC with a copy of the disclosures in this Current Report on Form 8-K and has requested that Assure CPA, LLC furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein. A copy of Assure CPA, LLC's letter, dated June 5, 2026, is filed as Exhibit 16.1 hereto.

(b) Engagement of New Independent Registered Public Accounting Firm.

On June 4, 2026, the Audit Committee approved the engagement of Sadler Gibb & Associates LLC  as the Company's independent registered public accounting firm for the fiscal year ending 2026.

During the fiscal years ended 2024 and 2025 and the subsequent interim period through May 31, 2026, neither the Company nor anyone on its behalf consulted with Sadler Gibb & Associates LLC  regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided to the Company that Sadler Gibb & Associates LLC  concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v)).

Item 9.01. Financial Statements and Exhibits.

16.1	Letter from Assure CPA, LLC, dated June 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THUNDER MOUNTAIN GOLD, INC.

                      (Registrant)

 By: /s/ ERIC T. JONES

        Eric T. Jones

        President and Chief Executive Officer

        Date:  June 8, 2026